UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 21, 2018
Nationstar Mortgage Holdings Inc.
 (Exact Name of Registrant as Specified in Charter)
Delaware	001-35449	45-2156869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard
Coppell, Texas 75019
 (Address of Principal Executive Offices)
(469) 549-2000
 (Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Materially Definitive Agreement
In connection with the previously announced consent solicitations (the “Consent Solicitations”), on June 21, 2018 (the “Effective Time”), Nationstar Mortgage LLC and Nationstar Capital Corporation (collectively, the “Issuers”), each an wholly-owned subsidiary of Nationstar Mortgage Holdings Inc. (the “Company”), entered into (i) the Supplemental Indenture (the “2021 Notes Supplemental Indenture”) to the Indenture, dated as of February 7, 2013 (as amended and supplemented from time to time, the “2021 Notes Indenture”), among the Issuers, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the Issuers’ 6.500% Senior Notes due 2021 (the “2021 Notes”) and (ii) the Supplemental Indenture (the “2022 Notes Supplemental Indenture” and, together with the 2021 Notes Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated as of May 31, 2013 (as amended and supplemented from time to time, the “2022 Notes Indenture” and, together with the 2021 Notes Indenture, the “Indentures” and each, an “Indenture”), among the Issuers, the Guarantors and the Trustee, governing the Issuers’ 6.500% Senior Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Notes”).
On February 12, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMIH Corp. (“WMIH”) and Wand Merger Corporation, a direct wholly-owned subsidiary of WMIH (“Merger Sub”), pursuant to which the Company will merge (the “Merger”) with and into Merger Sub with the Company surviving the Merger as a wholly-owned subsidiary of WMIH. Each Supplemental Indenture was entered into to modify the definition of “Sponsor” to include any of (i) Fortress Investment Group LLC and its Affiliates (as defined in each of the Indentures) (other than any portfolio company of any of the foregoing) and (ii) Kohlberg Kravis Roberts & Co. L.P. and its Affiliates, including WMIH and its Affiliates (other than any portfolio company of any of the foregoing), and modify the definition of “Change of Control” (as defined in each of the Indentures) to provide that the Merger will not constitute a Change of Control under either of the Indentures (collectively, the “Amendments”). Pursuant to the terms of each Supplemental Indenture, the Amendments to the applicable Indenture has become effective as of the Effective Time and shall thereafter bind every holder of such series of Notes, but if the Merger is not consummated on or before November 12, 2018 (as such date may be extended pursuant to the Merger Agreement) or if the Merger Agreement is earlier terminated in accordance with its terms, each Supplemental Indenture provides that the definitions of “Change of Control” and “Sponsor” in the applicable Indenture shall revert to the form in effect prior to the applicable Effective Time.
The foregoing description of each Supplemental Indenture is a summary and is qualified in its entirety by reference to the respective Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated by reference herein.
Item 8.01 Other Events.
On June 21, 2018, the Company issued a press release announcing that the Issuers had received the requisite consents from holders of at least a majority in outstanding aggregate principal amount of each series of Notes in connection with the Consent Solicitations.
A copy of the press release announcing the receipt of the requisite consents in the Consent Solicitations is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Exhibit
4.1
Second Supplemental Indenture, dated as of June 21, 2018, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee

4.2
First Supplemental Indenture, dated as of June 21, 2018, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee

99.1	Press release of Nationstar Mortgage Holdings Inc., dated June 21, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: June 21, 2018	By:	/s/Amar Patel
Amar Patel
Chief Financial Officer